Exhibit 11
                     Telephone and Data Systems, Inc.
                 Computation of Earnings Per Common Share
                 (in thousands, except per share amounts)

    Three Months Ended June 30,                    1995         1994
    -----------------------------------------------------------------

    Primary Earnings
      Net Income before cumulative effect
        of accounting change                    $ 22,580   $ 14,320
      Dividends on Preferred Shares                 (494)      (510)
                                                --------   --------
      Net Income Available to Common            $ 22,086   $ 13,810
                                                ========   ========
    Primary Shares
      Weighted average number of Common and
        Series A Common Shares Outstanding        57,712     52,690
      Additional shares assuming issuance of:
        Options and Stock Appreciation Rights        155        176
        Convertible Preferred Shares                 610        309
        Common Shares Issuable                        31         42
                                                --------   --------
      Primary Shares                              58,508     53,217
                                                ========   ========

    Primary Earnings per Common Share           $    .38   $    .26
                                                ========   ========

    Fully Diluted Earnings*
      Net Income before cumulative effect
        of accounting change                    $ 22,580   $ 14,320
      Dividends on Preferred Shares                 (345)      (446)
                                                --------   --------
      Net Income Available to Common            $ 22,235   $ 13,874
                                                ========   ========

    Fully Diluted Shares
      Weighted average number of Common and
        Series A Common Shares Outstanding        57,712     52,690
      Additional shares assuming issuance of:
        Options and Stock Appreciation Rights        156        180
        Convertible Preferred Shares               1,105        579
        Common Shares Issuable                        31         42
                                                --------   --------
      Fully Diluted Shares                        59,004     53,491
                                                ========   ========

    Fully Diluted Earnings per Common Share     $    .38   $    .26
                                                ========   ========



    * This calculation is submitted in accordance with Securities
      Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                                           Exhibit 11

                     Telephone and Data Systems, Inc.
                 Computation of Earnings Per Common Share
                 (in thousands, except per share amounts)

    Six Months Ended June 30,                   1995           1994
    -----------------------------------------------------------------

    Primary Earnings
      Net Income before cumulative effect
        of accounting change                 $  45,773    $  24,544
      Dividends on Preferred Shares               (973)      (1,137)
                                             ---------    ---------
      Net income before cumulative effect
        of accounting change applicable
        to Common                               44,800       23,407
      Cumulative effect of accounting
        change                                       -         (723)
                                             ---------    ---------
      Net Income Available to Common         $  44,800    $  22,684
                                             =========    =========

    Primary Shares
      Weighted average number of Common and
        Series A Common Shares Outstanding      57,031       52,490
      Additional shares assuming issuance of:
        Options and Stock Appreciation Rights      162          189
        Convertible Preferred Shares               691           40
        Common Shares Issuable                      35           39
                                             ---------    ---------
      Primary Shares                            57,919       52,758
                                             =========    =========

    Primary Earnings per Common Share
      Net Income before cumulative effect
        of accounting change                 $     .77    $     .44
      Cumulative effect of accounting change         -         (.01)
                                             ---------    ---------
      Net Income                             $     .77    $     .43
                                             =========    =========

    Fully Diluted Earnings*
      Net Income before cumulative effect
        of accounting change                 $  45,773    $  24,544
      Dividends on Preferred Shares               (761)      (1,094)
                                             ---------    ---------
      Net income before cumulative effect
        of accounting change applicable
        to Common                               45,012       23,450
      Cumulative effect of accounting change         -         (723)
                                             ---------    ---------
      Net Income Available to Common         $  45,012    $  22,727
                                             =========    =========

    Fully Diluted Shares
      Weighted average number of Common and
        Series A Common Shares Outstanding      57,031       52,490
      Additional shares assuming issuance of:
        Options and Stock Appreciation Rights      154          184
        Convertible Preferred Shares             1,016          140
        Common Shares Issuable                      35           39
                                             ---------    ---------
      Fully Diluted Shares                      58,236       52,853
                                             =========    =========

    Fully Diluted Earnings per Common Share
      Net Income before cumulative effect
        of accounting change                 $     .77    $     .44
      Cumulative effect of accounting change         -         (.01)

                                             ---------    ---------
      Net Income                             $     .77    $     .43
                                             =========    =========

    * This calculation is submitted in accordance with Securities
      Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.